Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Form S-4 Registration Statement of XCF Global Inc., of our report dated November 5, 2025, relating to the consolidated financial statements of DevvStream Corp. as of July 31, 2025 and for the year then ended, which are included in XCF Global Inc.’s Amendment No. 2 to Form S-4 Registration Statement filed with the Securities Exchange Commission on July 27, 2026.

We also consent to the reference to us under the caption “Experts”.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

October 15, 2026

DAVIDSON & COMPANY LLP	1200 – 609 Granville Street	1020 – 10201 Southport Rd SW	davidson-co.com
	PO BOX 10372, Pacific Centre	Calgary, AB T2W 4X9
	Vancouver, BC V7Y 1G6	T 403 259 4519
T 604 687 0947